CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ------------------------------------------




       As independent public accountants, we hereby consent to all references to our Firm included in or made a part of this Post-Effective Amendment 34.




                                   /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
 October 16, 1997